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                                                                   EXHIBIT 10.15

                    Robert R. Schoeberl         (630) 438-3295
                    Non-Executive               Fax (630) 438-3843
                    Chairman of the Board


November 11, 2002


Mr. Gary B. Vonk

Dear Gary:

Gary, this letter confirms the Board's agreement with you regarding title, compensation and severance payments:

Position:                President and Acting Chief Executive Officer

Annual Salary Rate:      $445,000 per year (effective as of October 1, 2002)


Restricted Stock Grant:  40,000 Restricted Shares with Cliff Vesting on
                         November 11, 2004 -- Subject to acceleration in the event of an involuntary termination without cause, termination for any reason subsequent to the placement of a new CEO (other than you) or as otherwise determined by the Board of Directors in its discretion.

Severance:               One year base salary for involuntary termination
                         without cause, payable as a lump sum. (Does not apply in the event of a termination following a change of control of the nature described in Section 4(b) of your Change in Control Agreement, but only to the extent such agreement is then in effect.)

                                   Sincerely,

                                   /s/ Robert R. Schoeberl
                                   ---------------------------------
                                   Robert R. Schoeberl
                                   Non-Executive Chairman

Agreed:

/s/ Gary B. Vonk                                     November 11, 2002
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Gary B. Vonk                                         Date